UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 1, 2008

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

1722 Boxelder St., Suite 101, Louisville, Colorado 80027
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

        On January 4, 2008, Security With Advanced Technology, Inc. (the “Corporation”) filed with the Securities and Exchange Commission (the “SEC”) a Form 8-K (the “Form 8-K”) disclosing, among other things, its entry into Warrant Conversion Agreements with certain of the Corporation’s warrant holders. The Form 8-K included as Exhibit 4.1 a form of Warrant Conversion Agreement for which a request for confidential treatment was made to the SEC for information contained in Item 2 of the “Risk Factors” section of Exhibit A to the Warrant Conversion Agreement. The redacted information related to pending negotiations (the “Merger Negotiations”) regarding a potential merger with, or acquisition of, PepperBall Technologies, Inc. (“PepperBall”). On May 27, 2008, the Corporation entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with PepperBall and PTI Acquisition Corp., a wholly-owned subsidiary of the Corporation. The Corporation’s entry into the Merger Agreement was announced to the public in a press release dated May 27, 2008 and disclosed in a Form 8-K filed with the SEC on June 2, 2008. As a result, confidential treatment regarding the Merger Negotiations is no longer necessary and has been withdrawn. This Current Report on Form 8-K/A amends the Form 8-K to include as Exhibit 4.1 the form of Warrant Conversion Agreement including the text of the previously redacted information relating to the Merger Negotiations.

Item 9.01   Exhibits.

Exhibit Number	Description

4.1	Form of Warrant Conversion Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Security With Advanced Technology, Inc.
Date: July 1, 2008	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Executive Officer